UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 2, 2004
Date of Report (Date of earliest event reported)

CELLWAY VENTURES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-49833	52-2219285
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

375 Newscastle Avenue
Nanaimo, BC, Canada	V9R 5K4
(Address of principal executive offices)	(Zip Code)

250-754-7294
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

On February 2, 2004, Mr. W. Scott Lawler purchased a total of 5,000,000 shares (the “Shares”) of our common stock (representing 49.5% of the outstanding shares of our common stock) from Mr. Jack Morgan for an aggregate purchase price of $35,000 (the “Purchase Price”). The purchase and sale of the Shares was a private transaction made pursuant to a share transfer agreement dated January 16, 2004 (the “Share Transfer Agreement”) and results in a change in control. Mr. Lawler paid the purchase price from his personal funds. Mr. Lawler now owns 49.5% of our voting securities.

As a condition of the Share Transfer Agreement, Mr. Morgan has resigned as our president, secretary, treasurer and director and Mr. Lawler has been appointed as our president, secretary, treasurer and director effective February 2, 2004.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

None.

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

None.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

None.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS

None.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)        Financial Statements of Business Acquired.

None.

(b)	Pro forma Financial Information. None.
(c)	Exhibits.
Exhibit	Description

2.1	Share Transfer Agreement dated January 16, 2004 between Jack Morgan and W. Scott Lawler

ITEM 8. CHANGE IN FISCAL YEAR

None.

ITEM 9. REGULATION FD DISCLOSURE

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELLWAY VENTURES, INC.

Date:
	By:	/s/ W. Scott Lawler

SCOTT LAWLER, PRESIDENT